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                                                                  Exhibit 10.6

                               SECURITY AGREEMENT


          SECURITY AGREEMENT dated as of June 4, 2001, is made by George R. Wallner ("Pledgor"), to individuals listed on Schedule A hereto ("Lenders")

          For valuable consideration and in order to induce Lenders to make the loan represented by those Notes of even date herewith executed by Borrower in favor of Lenders (the "Notes"), to Hypercom Corporation, a Delaware corporation ("Borrower"), including without limitation, Pledgor agrees as follows:

          SECTION 1. GRANT OF SECURITY. Pledgor hereby assigns, pledges, and grants to the Lenders a security interest in all of the personal property described in Schedule B hereto and all proceeds thereof (collectively the "Collateral").

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment and performance of the Notes (all such indebtedness and obligations of Borrower being the "Obligations").

          SECTION 3. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

               (a) Pledgor has full authority to enter into, deliver and perform in accordance with the terms of this Agreement, and the granting of the security interest to Lenders as provided herein does not contravene or violate any agreement, law or document applicable to Borrower or Pledgor.

               (b) The Collateral is owned by Pledgor and is and will be free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and such liens and encumbrances as may be first approved in writing by Lenders. No financing statement covering the Collateral or any proceeds thereof is on file in favor of anyone other than Lenders.

          SECTION 4. FURTHER ASSURANCE. Pledgor agrees that from time to time, at the expense of Pledgor, that he will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Lenders may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lenders to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          SECTION 5. TRANSFERS AND OTHER LIENS. Pledgor shall not:

               (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any interest in the Collateral.

               (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest created by this Agreement.
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          SECTION 6. LENDERS APPOINTED ATTORNEYS-IN-FACT. Pledgor hereby irrevocably appoints Lenders the Pledgor's attorneys-in-fact, which such powers of attorney are coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor, Lenders or otherwise, from time to time in Lenders' discretion, to take any action and to execute any instrument which Lenders may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (b) to receive, endorse, and collect any drafts or other instruments, documents or chattel paper in connection with the Collateral;

               (c) to file any claims or take any action or institute any proceedings which Lenders may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lenders with respect to any of the Collateral; and

               (d) to sell, assign, transfer, pledge or otherwise enter into agreements in connection with or otherwise deal with, any or all of the Collateral as fully and completely as though Lenders were the absolute owner thereof for all purposes. Upon the occurrence of an Event of Default and at any time thereafter, Lenders shall have the right to take possession of all Collateral.

          SECTION 7. LENDERS MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Lenders may themselves perform, or cause performance of, such agreement, and the expenses of Lenders incurred in connection therewith shall be payable by Pledgor.

          SECTION 8. LENDERS' DUTIES. The powers conferred on Lenders hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to exercise any such powers. Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by them hereunder, Lenders shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          SECTION 9. DEFAULT. An Event of Default shall exist hereunder if:

               (a) Borrower or Pledgor fails to pay, where due, all obligations owing under the Notes;

               (b) Pledgor breaches any representation, warranty, covenant or term of this Agreement; and

               (c) Any material part of the Collateral is lost, destroyed, attached, encumbered or otherwise impaired.

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          SECTION 10. REMEDIES. Upon the happening of any of the events specified above:

               (a) Lenders may exercise with respect to the Collateral any remedy provided for herein, under any other agreement or otherwise available to them, and all other rights and remedies of a secured party on default under the Uniform Commercial Code (including the right to any deficiency remaining after disposition of the Collateral for which Pledgor agrees to remain fully liable).

               (b) Lenders may exercise any other rights or remedies they may have either at law or in equity.

               (c) All cash proceeds received by Lenders in respect of any collection or other realization upon all or any part of the Collateral may, at the discretion of Lenders, be applied in whole or in part by Lenders against all or any part of the Obligations in such order and manner as Lenders shall elect. Any surplus of such cash or cash proceeds held by Lenders and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 11. SECURITY INTEREST ABSOLUTE. All rights of Lenders and security interest hereunder, shall be absolute and unconditional, irrespective of:

               (a) any lack of validity or enforceability of any note or other loan document, agreement or instrument delivered to Lenders;

               (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any loan agreement, note, or other loan document, agreement or instrument delivered to Lenders;

               (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

               (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party grantor of a security interest.

          SECTION 12. GENERAL AGREEMENTS.

               (a) Lenders shall not be deemed to have waived any of their rights hereunder or under any other agreement, instrument or paper signed by Pledgor unless such waiver is in writing and signed by Lenders. No delay or omission on the part of Lenders in exercising any right shall operate as a waiver thereof or of any other right. A waiver upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion. All of the rights and remedies of Lenders, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised consecutively or concurrently.

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               (b)  This Agreement shall terminate upon the payment in full of all Obligations and the termination of all agreements giving rise thereto in accordance with their respective terms.

               (c) Lenders and Pledgor are not and shall not be considered as joint venturers, partners or agents of the other for purpose of fulfilling the obligations of this Agreement and neither shall have the power to bind or obligate the other. Neither Lenders nor Pledgor shall be liable for any of the debts or other liabilities contracted by or due from the other and each will hold the other free and harmless therefrom.

               (d) If any provision of this Agreement or its application to any person or circumstance is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

          SECTION 13. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Lenders herefrom shall in any event be effective unless the same shall be in writing and signed by Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 14. ADDRESSES FOR NOTICES. All notices and communications required or permitted under this Agreement shall be in writing and shall be delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by overnight courier, addressed as follows:

     If to Pledgor:                         If to Lenders:

     George R. Wallner                      Daniel D. Diethelm
     2851 West Kathleen Road                P.O. Box 32097
     Phoenix, Arizona  85053                Phoenix, Arizona 85064
                                            Fax No: (602) 297-1609

     All notices and communications shall be effective upon the earlier of actual receipt or, if transmitted by facsimile during the normal business hours of the recipient party or, if delivered by mail, five days after being deposited in the mail, postage prepaid and addressed as required by this Section 14. Either party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

          SECTION 15. WAIVER OF NOTICE OF ACCEPTANCE. Pledgor waives notice of acceptance of this Agreement by Lenders.


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     IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by an officer thereunto duly authorized and empowered as of the date first written above.


"PLEDGOR"

/s/ George R. Wallner
---------------------
George R. Wallner

Address:   2851 West Kathleen Rd.
Phoenix, Arizona  85053
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                                   SCHEDULE A
                            TO THE SECURITY AGREEMENT


NORTON FAMILY LIVING TRUST UTD 2-4-91
Post Office Box 33
Glenbrook, Nevada 89413
Attention:  John P. Norton

NORTON FAMILY LIVING TRUST UTD 2-15-96
Post Office Box 44015
Phoenix, Arizona 85064
Attention:  John R. Norton III

DANIEL D. DIETHELM
Post Office Box 32097
Phoenix, Arizona 85064
Attention:  Daniel D. Diethelm

GUARANTEE & TRUST COMPANY
TTEE FBO John C. Cotton
SEP IRA
Account #705-80762
c/o DB Alex Brown LLC
P.O. Box 1346
Baltimore, Maryland  21203

ROBERT W. STALLINGS
3828 Beverly Drive
Dallas, Texas 75205
Attention:  Mr. Robert W. Stallings

FIRST WESTERN CAPITAL LLC
An Arizona Limited Liability Corporation
3731 Gilbert Avenue, Unit D
Dallas, Texas 75219
Attention:  Mr. James R. Reis

MR. PAUL J. RENZE
5 Three Lakes Road
Barrington Hills, IL 60010
Attention:  Mr. Paul J. Renze

MATTHEW A. DIETHELM
145 N. Country Club Drive
Phoenix, Arizona 85014
Attention:  Matthew A. Diethelm Ph.D.
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                                   SCHEDULE B

                                   COLLATERAL


1. AMENDED AND RESTATED PROMISSORY NOTE dated as of December 27, 2000 executed by Hypercom Corporation.

2. AMENDED AND RESTATED PROMISSORY NOTE dated as of March 31, 2001 executed by Hypercom Corporation.

3.   Promissory Note dated June 5, 2001 executed by Hypercom Corporation.